SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  December 17, 1999


                         Connecticut Energy Corporation
               (Exact Name of Registrant as Specified in Charter)


      Connecticut                          1-8369            06-0869582
     (State or Other Jurisdiction         (Commission       (IRS Employer
      of Incorporation)                    File Number)      Identification No.)


      855 Main Street, Bridgeport, Connecticut               06604
     (Address of Principal Executive Offices)               (Zip Code)


      Registrant's telephone number, including area code  (800) 760-7776


                                       None
      ---------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



         Connecticut   Energy   Corporation  and  its   subsidiaries  and  their
representatives may, from time to time, make written or oral statements, including statements contained in the Company's filings with the Securities and Exchange Commission and in its annual report to shareholders, including its Form 10-K for the fiscal year ended September 30, 1999, which constitute or contain "forward-looking" information as that term is defined in the Private Securities Litigation Reform Act of 1995.

         All statements other than the financial statements and other statements of historical facts included in this Form 8-K regarding the Company's financial position and strategic initiatives and addressing industry developments are forward-looking statements. Where, in any forward-looking statement, the Company, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Factors which could cause actual results to differ materially from those stated in the forward-looking statements may include, but are not limited to, general and specific economic, financial and business conditions; federal and state regulatory, legislative and judicial developments which affect the Company or significant groups of its customers; the impact of competition on the Company's revenues; fluctuations in weather from normal levels; changes in development and operating costs; the availability and cost of natural gas; the availability and terms of capital; exposure to environmental liabilities; the costs and effects of unanticipated legal proceedings; the successful implementation and achievement of internal performance goals; the impact of unusual items resulting from ongoing evaluations of business strategies and asset valuations; changes in business strategy; and estimates of future costs or the effect on future operations as a result of events that could result from the Year 2000 issue.

Item 5.  Other Events

A. On December 17, 1999, Connecticut Energy Corporation issued the following press release:

              CONNECTICUT ENERGY RECEIVES MERGER APPROVAL FROM DPUC


         BRIDGEPORT, CT, December 17, 1999--The Connecticut Department of Public Utility Control (DPUC) has approved the merger of Connecticut Energy Corporation (CNE-NYSE) and Energy East Corporation (NEG-NYSE).

         In September, Connecticut Energy shareholders overwhelmingly voted in favor of the merger. In order to complete the transaction, the companies also need Securities and Exchange Commission (SEC) approval. Energy East applied for this in August and expects to receive SEC approval in January. The transaction will be closed soon after.

         The transaction is valued at $617 million, including the assumption of debt. At closing, Connecticut Energy shareholders will receive $42 per share, fifty percent payable in stock and fifty percent in cash. Shareholders are being mailed an election form and will be able to specify the percentage of the consideration they wish to receive in stock and in cash, subject to proration.

         This transaction, which is expected to be completed in late January, is the first of Energy East's acquisitions. In addition to its current utility operations through New York State Electric and Gas (NYSEG), and other related nonutility operations, mergers are underway with CMP Group (CTP:NYSE), CTG Resources (CTG: NYSE) and Berkshire Energy Resources (BERK:Nasdaq). For the three other pending mergers, approvals are needed from the Connecticut, Maine and Massachusetts utility regulators. The SEC also needs to accept Energy East's application to become a registered holding company. The company has stated that it anticipates all transactions will be completed in the second quarter of 2000.

         Through the Southern Connecticut Gas Company, Connecticut Energy distributes natural gas to approximately 158,000 customers in 22 Connecticut communities. Through its subsidiary, CNE Energy Services Group, Inc., the Company also provides an array of energy commodities and services to commercial and industrial customers throughout New England. CNE Development Corporation participates in a natural gas purchasing cooperative, and CNE Venture-Tech invests in ventures that offer technologically advanced energy-related products and operates a service bureau. Further information on the Company is available at www.ConnEnergy.com.

         Energy East Corporation [NYSE: NEG] is a super-regional energy services and delivery company in the Northeast. Energy East is a leader in promoting competition and is committed to profitably growing its energy infrastructure. Upon completion of its mergers with Connecticut Energy Corporation, CMP Group, CTG Resources and Berkshire Energy Resources - and including its current energy delivery subsidiary, NYSEG - Energy East will serve approximately 2 million customers (1.4 million electricity and 600,000 natural gas) in upstate New York and New England. Energy East's home page on the Internet is www.engyeast.com.

         This press release contains forward-looking statements about the companies. While the company believes such statements to be reasonable at the date of this press release and makes them in good faith, Connecticut Energy cautions that they may vary from actual results. Investors should be aware of important factors that could have a material impact on future results, such as the availability and terms of capital; competition for energy services; actions by federal and state regulatory authorities; legislative and judicial developments which affect the company or significant groups of its customers; and other uncertainties.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CONNECTICUT ENERGY CORPORATION
                                                  (Registrant)



Date:  December 27, 1999         By:            /s/ Carol A. Forest
       -----------------              -----------------------------------------
                                                    Carol A. Forest
                                      Vice President, Finance, Chief Financial
                                      Officer, Treasurer and Assistant Secretary